Exhibit 99.1

Bar Harbor Bankshares Reports Second Quarter Results

BAR HARBOR, MAINE – July 27, 2020 -- Bar Harbor Bankshares (NYSE American: BHB) reported second quarter 2020 net income of $8.5 million or $0.55 per share; up 41% over the same quarter of 2019 of $6.1 million or $0.39 per share.  The non-GAAP measure of core earnings in the second quarter 2020 totaled $8.6 million, or $0.56 per share compared to $6.3 million or $0.41 per share of the same quarter of 2019.

SECOND QUARTER FINANCIAL HIGHLIGHTS (compared to the second quarter of 2019, unless otherwise noted)

●	18% annualized growth in commercial loans, excluding paycheck protection program (PPP) loans
●	32% annualized growth in total non-maturity deposits, excluding balances from PPP loans
●	3.00% net interest margin compared to 2.65%
●	12% increase in non-interest income, excluding $1.4 million in security gains
●	0.54% non-accruing loans to total loans, excluding PPP loans, compared to 0.66%
●	0.90% return on assets, compared to 0.67%

President and Chief Executive Officer, Curtis C. Simard stated, “Coming out of the first quarter of uncertainty, our teams communicated directly with their customers to better understand the developing challenges and opportunities.  As a result, they took on the economic headwinds in stride while improving profitability during the second quarter 2020.  Return on assets improved by a full five basis points to 0.90%, which is a trend we expect will continue as we execute on strategies throughout all aspects of business operations.  Commercial loans led the quarter with strong double digit growth even excluding the influx of PPP loans. This demonstrates our understanding of client needs, while creating opportunities with targeted prospects.  Given the lower interest rate environment, we tailored our strategy towards leveraging the secondary market sales platform for our mortgage production.  We built fee income in lieu of interest income as we allowed residential loan balances on balance sheet to contract.  As a result, mortgage banking income doubled compared to any prior quarter.”

Mr. Simard continued, “Credit quality remains strong in the current economic cycle.  We continue to adhere to our strong credit culture with proven operators who have weathered previous cycles and have diligently managed our underwriting practices during these uncertain times.  Risk ratings on loans remained steady with the first quarter 2020 levels with lower past due accounts and net charge-offs near record lows.  The Company’s second quarter provision for loan losses increased slightly by $243 thousand, which included overall higher economic qualitative factors plus a specific reserve on one long-standing commercial relationship, offset by other credit quality improvements.  I’m proud to say our workout team has a strong history of settling non-performing loans for the carrying values or higher.”

Mr. Simard further stated, “PPP loan originations leveled off by mid-June for a total of approximately 1,900 loans with a total principal balance of $131.5 million and net unearned fees of $5.3 million.  Accretion of the net fees began in the second quarter and is expected to be somewhat accelerated by the end of the year depending on the timing of customer forgiveness and processing by the Small Business Administration (SBA).  Throughout the second quarter we modified close to 800 loans totaling about $400.0 million, which were mostly temporary principal deferrals with normal interest accruals.  At quarter end almost 20% of the modified loans resumed payments under normalized arrangements with the remaining population expected to migrate to regular payments in the second half of the year.  Accrued interest recorded under the modified plans currently totals $2.4 million, all of which is expected to be collected over the remaining lives of the loans.”

Mr. Simard went on to say, “Non-maturity deposits were a significant source of funding during the second quarter and were up 32% on an annualized basis, excluding deposits from PPP loans, further reducing reliance on wholesale funding.  Excluding the Federal Reserve credit facility for PPP loans, senior borrowings, were down 17%.  We continue to actively manage the balance sheet and support net interest margin by locking into lower cost wholesale funding through a mixture of longer durations and derivative instruments, and managing our cost of deposits in line with market expectations.  We are also further executing on deleveraging and/or remixing various

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asset classes, taking advantage of the market disruption.  Additionally, the Company continues to have access to a significant amount of funding through diversified sources of liquidity.”

“The Company’s capital position is strong and risk-weighted capital ratios are quickly approaching levels seen in the third quarter of 2019 prior to the branch acquisition.  We also began repurchasing Company stock accumulating 392 thousand shares or $7.3 million at the end of the second quarter. Last week we issued a press release declaring the Company’s third quarter dividend to investors.  We view dividends as an integral part of maximizing shareholder value and we are proud of the Company’s strength and ability to maintain these distributions.”

Mr. Simard concluded, “Our commitment to serving our customers throughout the branch footprint continues and our branch lobbies are now fully open adhering to national and state safety standards.  As we look to the second half of the year, unknown volatility in economic conditions and financial markets could impact the financial performance of the Company.  Given our operating model, disciplined approach to underwriting, and proven execution of delivering on our strategies, we feel well-positioned to handle these potential challenges as they emerge.  As we think about the second half of the year, we will be disciplined and nimble, ready to take action as we have in these past few quarters.  We remain committed to our profitability and tangible book value growth, navigating expense management and positive operating leverage during this period.”

FINANCIAL CONDITION

Total assets increased $102.9 million to $3.8 billion from the first quarter of 2020.   Loan balances in the second quarter 2020 grew $94.4 million, which is primarily due to a net $127.0 million paycheck PPP originations included in the commercial and industrial category, offset by our strategy to shrink the residential loans portfolio.  Commercial and industrial loans excluding PPP loans increased $19.4 million or 24% on an annualized basis. Commercial real estate grew significantly during the quarter at an annualized rate of 14%.  Residential real estate loan production was strong led by refinancing activity given the lower interest rate environment.  The majority of residential production was sold in the secondary market to generate fee income.  Total securities increased modestly $15.6 million in the second quarter as we continued our investment portfolio remix.  The loan to deposit ratio was 101% in the second quarter 2020 compared to 98% at year-end, slightly elevated given the surge in PPP loans despite strong growth in relationship deposits which were offset by lower brokered deposit balances.

The second quarter 2020 allowance for loan losses increased $1.2 million to $16.5 million including net charge offs totaling $142 thousand and a provision for loan losses relatively consistent with the first quarter 2020.  The allowance for loan losses to total loans ratio for the second quarter expanded to 0.60% from 0.58% in the first quarter 2020.  Excluding PPP loan balances, which are backed by the SBA, the allowance for loan losses to total loans increased to 0.63%.  Past due and delinquent loans as a percentage of total loans decreased to 0.84% from 1.30% at the end of the first quarter. Commercial non-accrual loans in the second quarter increased $3.9 million primarily due to two commercial loan relationships; one where the existing carrying value is expected to be fully recovered at settlement and another where a $349 thousand specific reserve was recorded to adjust the loan to its net realizable value.  There were some residential loans that continue to hover around 90 days past due and we took a conservative approach by placing the loans on non-accrual status.  While the impact of COVID-19 and other market conditions remain uncertain, we believe the existing allowance for loan losses is sufficient to absorb inherent losses based on our disciplined credit approach, experienced losses and methodology, and current and ongoing stress testing reviews of the portfolio.  We performed a stress test of the commercial portfolio in the second quarter analyzing potentially vulnerable NAICS codes, in addition to our normal migration analysis.  The following segments of the commercial loan portfolio were identified for stress testing: hospitality loans with a loan-to-value in excess of 65%, all loans contained in the Company’s top 50 relationships, and all loans $1.0 million or greater with risk ratings of special mention or higher.  The results of our stress testing did not indicate any meaningful deterioration in the overall quality of the commercial portfolio and any impact was considered in the adequacy of the allowance for loan losses as of June 30, 2020.

The Company’s liquidity position remains strong. During the quarter we initiated pandemic-specific liquidity stress tests to analyze potential impacts from payment deferrals, unanticipated use of committed lines of credit, as well as the possibility of required servicer advances on sold loans.  At June 30, 2020, available same-day liquidity totaled approximately $1.3 billion, including cash, borrowing capacity at the Federal Home Loan Bank of Boston (FHLB) and the Federal Reserve Discount Window and various lines of credit. Additional sources of liquidity include cash flows from operations, wholesale deposits, cash flow from the Company's amortizing securities and loan portfolios.  The Company  had unused borrowing capacity at the FHLB of $559.2 million, unused borrowing capacity at the Federal Reserve of $82.4 million and unused lines of credit totaling $51.0 million, in addition to over $200.0 million in unencumbered, liquid investment portfolio assets.  The Company has also utilized the Federal Reserve's Paycheck Protection Program Liquidity Facility to provide liquidity to fund PPP loans.

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The Company's book value per share was $26.56 at the end of the second quarter 2020 compared to $25.90 at the end of the first quarter 2020.  Tangible book value per share (non-GAAP measure) was $18.18 at the end of the second quarter 2020 compared to $17.70 at the first quarter 2020; an annualized growth rate of 11%.  The low interest rate environment continues to have a positive impact on the fair value of the Company’s securities portfolio.  Other comprehensive income included unrealized gains on securities totaling $11.4 million in the second quarter 2020 compared to $9.6 million at the end of the first quarter 2020.

RESULTS OF OPERATIONS

Net income in the second quarter 2020 was $8.5 million, or $0.55 per share, compared to $6.1 million, or $0.39 per share, in the same quarter of 2019.  The non-GAAP measure of core earnings in the second quarter 2020 totaled $8.6 million, or $0.56 diluted earnings per share, compared to $6.3 million or $0.41 per share, in the same quarter of 2019.  Net interest margin in the second quarter 2020 increased to 3.00% from 2.65% in the same period of 2019.  The increase is primarily driven by lower borrowing levels as the average balance decreased to $612.5 million in the second quarter 2020 from $790.0 million in the second quarter of 2019 due to continued deleveraging strategies.  These balance sheet strategies along with federal funds rate cuts that began in the second half of 2019 improved borrowing costs to 1.51% in the second quarter 2020 from 2.74% in same quarter of 2019.  Costs of interest-bearing deposits also decreased to 0.81% compared to 1.32% in the second quarter 2019 due to the federal fund rate cuts and lower brokered deposits associated with deleveraging activities.  Yields from earning assets were 3.81% compared to 4.13% in the second quarter 2019 reflecting loan originations and repricing of variable rate products in a lower interest rate environment.  Excluding the effects of PPP loans, the second quarter yield on total earning assets was 3.89%.  PPP loans are expected to increase interest income with accelerated accretion during the second half of 2020 as loans are forgiven by the SBA.

The second quarter 2020 provision for loan losses increased to $1.4 million from $562 thousand in the same quarter 2019.  The increase is primarily due to qualitative adjustments made in the general reserve to reflect a downward economic trend that started in the first quarter 2020.  Also included in the second quarter 2020 provision is a new $349 thousand specific reserve related to one commercial real estate relationship that is expected to be settled at its carrying value.

Non-interest income in the second quarter 2020 was $9.7 million compared to $7.5 million in the same quarter in 2019.  The increase is primarily due to a $704 thousand increase in mortgage banking income associated with secondary market sales and a $1.4 million gain on sales of securities.  Trust and investment management fee income contributed with a 3% year-over-year increase based on assets under management reaching $2.0 billion compared to $1.8 billion in the second quarter of 2019.  Customer service fees were $2.4 million for the second quarter 2020 compared to $2.6 million from the same quarter of 2019 due to fewer customer transactions in the current economic environment associated with COVID-19.

Non-interest expense was $22.3 million in the second quarter 2020 compared to $20.9 million in the same quarter of 2019.  The increase is primarily due to a $1.4 million loss on extinguishment of debt in the second quarter 2020 representing a prepayment penalty on a longer term and higher cost FHLB borrowing.  Salary and benefit expense and occupancy and equipment costs were also higher during the second quarter 2020 to support the Company’s expanded branch model and wealth management business.

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BACKGROUND

Bar Harbor Bankshares (NYSE American: BHB) is the parent company of its wholly-owned subsidiary, Bar Harbor Bank & Trust. Founded in 1887, Bar Harbor Bank & Trust is a true community bank serving the financial needs of its clients for over 130 years. Bar Harbor provides full-service community banking with office locations in all three Northern New England states of Maine, New Hampshire and Vermont. For more information, visit www.barharbor.bank.

FORWARD LOOKING STATEMENTS

Certain statements under the headings "SECOND QUARTER FINANCIAL HIGHLIGHTS", “FINANCIAL CONDITION” and “RESULTS OF OPERATIONS” contained in this document that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this earnings release the words "may," "will," "should," "could," "would," "plan," "potential," "estimate," "project," "believe," "intend," "anticipate," "expect," "target" and similar expressions are intended to identify forward-looking statements, but these terms are not the exclusive means of identifying forward-looking statements. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including among other things, changes in general economic and business conditions, increased competitive pressures, changes in the interest rate environment, legislative and regulatory change, changes in the financial markets, and other risks and uncertainties disclosed from time to time in documents that the Company files with the Securities and Exchange Commission, including but not limited to those discussed in the section titled "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Because of these and other uncertainties, the Company’s actual results, performance or achievements, or industry results, may be materially different from the results indicated by these forward-looking statements. In addition, the Company’s past results of operations do not necessarily indicate future results. You should not place undue reliance on any of the forward-looking statements, which speak only as of the dates on which they were made. The Company is not undertaking an obligation to update forward-looking statements, even though its situation may change in the future, except as required under federal securities law. The Company qualifies all of its forward-looking statements by these cautionary statements.

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NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company's GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is provided below. In all cases, it should be understood that non-GAAP measures do not depict amounts that accrue directly to the benefit of shareholders. An item which management excludes when computing non-GAAP core earnings can be of substantial importance to the Company's results for any particular quarter or year. The Company's non-GAAP core earnings information set forth is not necessarily comparable to non- GAAP information which may be presented by other companies. Each non-GAAP measure used by the Company in this report as supplemental financial data should be considered in conjunction with the Company's GAAP financial information.

The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense. These measures exclude amounts which the Company views as unrelated to its normalized operations, including gains/losses on securities, premises, equipment and other real estate owned, acquisition costs, restructuring costs, legal settlements, and systems conversion costs. Non-GAAP adjustments are presented net of an adjustment for income tax expense.

The Company also calculates core earnings per share based on its measure of core earnings. The Company views these amounts as important to understanding its operating trends, particularly due to the impact of accounting standards related to acquisition activity. Analysts also rely on these measures in estimating and evaluating the Company's performance. Management also believes that the computation of non-GAAP core earnings and core earnings per share may facilitate the comparison of the Company to other companies in the financial services industry. The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.

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CONTACTS

Josephine Iannelli; EVP, Chief Financial Officer & Treasurer; (207) 288-3314

TABLE
INDEX	CONSOLIDATED FINANCIAL SCHEDULES (UNAUDITED)

A	Selected Financial Highlights
B	Footnotes to Selected Financial Highlights
C	Balance Sheets
D	Loan and Deposit Analysis
E	Statements of Income
F	Statements of Income (Five Quarter Trend)
G	Average Yields and Costs
H	Average Balances
I	Asset Quality Analysis
J	Reconciliation of Non-GAAP Financial Measures (Five Quarter Trend) and Supplementary Data

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BAR HARBOR BANKSHARES

SELECTED FINANCIAL HIGHLIGHTS - UNAUDITED

	At or for the Quarters Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2020	2020	2019	2019	2019
PER SHARE DATA
Net earnings, diluted	$0.55	$0.50	$0.27	$0.32	$0.39
Core earnings, diluted (1) (2)	0.56	0.50	0.56	0.47	0.41
Total book value	26.56	25.90	25.48	25.37	25.13
Tangible book value (2)	18.18	17.70	17.30	18.49	18.23
Market price at period end	22.39	17.28	25.39	24.93	26.59
Dividends	0.22	0.22	0.22	0.22	0.22

PERFORMANCE RATIOS (3)
Return on assets	0.90%	0.85%	0.46%	0.55%	0.67%
Core return on assets (1) (2)	0.91	0.86	0.96	0.80	0.70
Return on equity	8.40	7.64	4.21	5.04	6.33
Core return on equity (1) (2)	8.52	7.71	8.81	7.36	6.57
Core return on tangible equity (1) (2)	12.72	11.54	12.66	10.31	9.30
Net interest margin, fully taxable equivalent (FTE) (2) (4)	3.00	3.06	2.95	2.75	2.65
Net interest margin (FTE), excluding purchased loan accretion (2) (4)	2.88	2.99	2.88	2.65	2.56
Efficiency ratio (2)	60.67	64.82	62.56	65.02	68.48

ORGANIC GROWTH (Year-to-date, annualized) (2) (6)
Total commercial loans	33%	6%	6%	11%	10%
Total loans	7	(1)	2	5	7
Total deposits	(0)	(7)	(1.8)	1	(0.1)

FINANCIAL DATA (In millions)
Total assets	$3,780	$3,677	$3,669	$3,612	$3,688
Total earning assets (5)	3,376	3,269	3,336	3,270	3,355
Total investments	662	646	684	703	784
Total loans	2,729	2,635	2,641	2,577	2,578
Allowance for loan losses	17	15	15	15	15
Total goodwill and intangible assets	128	128	127	107	107
Total deposits	2,695	2,651	2,696	2,494	2,481
Total shareholders' equity	404	404	396	394	391
Net income	8	8	4	5	6
Core earnings (1) (2)	9	8	9	7	6

ASSET QUALITY AND CONDITION RATIOS
Net charge-offs (current quarter annualized)/average loans	0.02%	0.18%	0.08%	0.02%	—%
Allowance for loan losses/total loans	0.60	0.58	0.58	0.60	0.57
Loans/deposits	101	99	98	103	104
Shareholders' equity to total assets	10.69	10.98	10.80	10.92	10.59
Tangible shareholders' equity to tangible assets	7.57	7.77	7.60	8.20	7.92

A

(1)	Core measurements are non-GAAP financial measures adjusted to exclude net non-operating charges primarily related to acquisitions, restructurings, system conversions, loss on debt extinguishment and gain or loss on sale of securities, other real estate owned and premises and equipment. Refer to the Reconciliation of Non-GAAP Financial Measures in table J for additional information.
(2)	Non-GAAP financial measure.
(3)	All performance ratios are based on average balance sheet amounts, where applicable.
(4)	Fully taxable equivalent considers the impact of tax-advantaged investment securities and loans.
(5)	Earning assets includes non-accruing loans and securities are valued at amortized cost.
(6)	Assets acquired from eight branches purchased from People's United Bank, National Association as of October 25, 2019, were excluded from calculation.

B

BAR HARBOR BANKSHARES

CONSOLIDATED BALANCE SHEETS - UNAUDITED

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(in thousands)	2020	2020	2019	2019	2019
Assets
Cash and due from banks	$52,776	$68,481	$37,261	$50,032	$42,657
Interest-bearing deposits with the Federal Reserve Bank	17,897	17,174	19,649	21,561	17,203
Total cash and cash equivalents	70,673	85,655	56,910	71,593	59,860

Securities available for sale, at fair value	641,574	626,341	663,230	675,675	748,560
Federal Home Loan Bank stock	20,265	19,897	20,679	27,469	35,220
Total securities	661,839	646,238	683,909	703,144	783,780

Commercial real estate	982,070	948,178	930,661	923,773	881,479
Commercial and industrial	539,442	426,357	423,291	402,706	416,725
Residential real estate	1,083,708	1,132,328	1,151,857	1,143,452	1,167,759
Consumer	124,197	128,120	135,283	107,375	112,275
Total loans	2,729,417	2,634,983	2,641,092	2,577,306	2,578,238
Less: Allowance for loan losses	(16,509)	(15,297)	(15,353)	(15,353)	(14,572)
Net loans	2,712,908	2,619,686	2,625,739	2,561,953	2,563,666

Premises and equipment, net	50,464	49,978	51,205	47,644	50,230
Other real estate owned	2,318	2,205	2,236	2,455	2,351
Goodwill	119,477	119,477	118,649	100,085	100,085
Other intangible assets	8,155	8,398	8,641	6,879	7,072
Cash surrender value of bank-owned life insurance	76,896	76,400	75,863	75,368	74,871
Deferred tax asset, net	2,451	3,166	3,865	4,988	5,649
Other assets	75,084	66,139	42,111	38,365	40,071
Total assets	$3,780,265	$3,677,342	$3,669,128	$3,612,474	$3,687,635

Liabilities and shareholders' equity
Demand and other non-interest bearing deposits	$504,325	$400,410	$414,534	$380,707	$354,125
NOW deposits	642,908	578,320	575,809	490,315	472,576
Savings deposits	466,668	423,345	388,683	360,570	352,657
Money market deposits	402,835	404,385	384,090	359,328	305,506
Time deposits	678,126	844,097	932,635	902,665	996,512
Total deposits	2,694,862	2,650,557	2,695,751	2,493,585	2,481,376

Senior borrowings	546,863	497,580	471,396	641,819	733,084
Subordinated borrowings	59,879	59,849	59,920	42,928	42,943
Total borrowings	606,742	557,429	531,316	684,747	776,027

Other liabilities	74,487	65,601	45,654	39,683	39,670
Total liabilities	3,376,091	3,273,587	3,272,721	3,218,015	3,297,073

Total common shareholders' equity	404,174	403,755	396,407	394,459	390,562
Total liabilities and shareholders' equity	$3,780,265	$3,677,342	$3,669,128	$3,612,474	$3,687,635

Net shares outstanding	15,214	15,587	15,558	15,549	15,544

C

BAR HARBOR BANKSHARES

CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED

LOAN ANALYSIS

						Annualized
						Growth %
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Quarter	Year to
(in thousands)	2020	2020	2019	2019	2019	End	Date
Commercial real estate	$982,070	$948,178	$930,661	$923,773	$881,479	14%	11%
Commercial and industrial	472,524	321,605	318,988	301,590	312,029	188	96
Total commercial loans	1,454,594	1,269,783	1,249,649	1,225,363	1,193,508	58	33
Residential real estate	1,083,708	1,132,328	1,151,857	1,143,452	1,167,759	(17)	(12)
Consumer	124,197	128,120	135,283	107,375	112,275	(12)	(16)
Tax exempt and other	66,918	104,752	104,303	101,116	104,696	(144)	(72)
Total loans	$2,729,417	$2,634,983	$2,641,092	$2,577,306	$2,578,238	14%	7%

DEPOSIT ANALYSIS

						Annualized
						Growth %
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Quarter	Year to
(in thousands)	2020	2020	2019	2019	2019	End	Date
Demand	$504,325	$400,410	$414,534	$380,707	$354,125	104%	43%
NOW	642,908	578,320	575,809	490,315	472,576	45	23
Savings	466,668	423,345	388,683	360,570	352,657	41	40
Money market	402,835	404,385	384,090	359,328	305,506	(2)	10
Total non-maturity deposits	2,016,736	1,806,460	1,763,116	1,590,920	1,484,864	47	29
Total time deposits	678,126	844,097	932,635	902,665	996,512	(79)	(55)
Total deposits	$2,694,862	$2,650,557	$2,695,751	$2,493,585	$2,481,376	7%	(0)%

D

BAR HARBOR BANKSHARES

CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share data)	2020	2019	2020	2019
Interest and dividend income
Loans	$26,493	$27,660	$54,480	$54,524
Securities and other	4,942	6,125	10,449	12,488
Total interest and dividend income	31,435	33,785	64,929	67,012
Interest expense
Deposits	4,548	6,886	10,568	13,193
Borrowings	2,297	5,403	5,208	10,558
Total interest expense	6,845	12,289	15,776	23,751
Net interest income	24,590	21,496	49,153	43,261
Provision for loan losses	1,354	562	2,465	886
Net interest income after provision for loan losses	23,236	20,934	46,688	42,375
Non-interest income
Trust and investment management fee income	3,159	3,066	6,528	5,823
Customer service fees	2,439	2,618	5,551	4,783
Gain on sales of securities, net	1,351	—	1,486	—
Mortgage banking income	1,124	420	1,581	642
Bank-owned life insurance income	496	519	1,033	1,061
Customer derivative income	513	696	1,101	725
Other income	628	134	851	586
Total non-interest income	9,710	7,453	18,131	13,620
Non-interest expense
Salaries and employee benefits	11,909	11,685	23,793	22,204
Occupancy and equipment	3,860	3,300	8,280	6,686
(Gain) loss on sales of premises and equipment, net	(2)	21	90	21
Outside services	442	443	976	854
Professional services	337	570	1,009	1,114
Communication	194	283	483	518
Marketing	282	511	670	806
Amortization of intangible assets	256	207	512	414
Loss on debt extinguishment	1,351	—	1,351	—
Acquisition, conversion and other expenses	158	280	261	280
Other expenses	3,479	3,606	7,200	6,633
Total non-interest expense	22,266	20,906	44,625	39,530
Income before income taxes	10,680	7,481	20,194	16,465
Income tax expense	2,199	1,364	3,992	3,067
Net income	$8,481	$6,117	$16,202	$13,398

Earnings per share:
Basic	$0.55	$0.39	$1.05	$0.86
Diluted	0.55	0.39	1.04	0.86

Weighted average shares outstanding:
Basic	15,424	15,538	15,500	15,531
Diluted	15,441	15,586	15,523	15,582

E

BAR HARBOR BANKSHARES

CONSOLIDATED STATEMENTS OF INCOME (5 Quarter Trend) - UNAUDITED

	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(in thousands, except per share data)	2020	2020	2019	2019	2019
Interest and dividend income
Loans	$26,493	$27,987	$28,361	$28,157	$27,660
Securities and other	4,942	5,507	5,756	6,105	6,125
Total interest and dividend income	31,435	33,494	34,117	34,262	33,785
Interest expense
Deposits	4,548	6,020	6,698	7,143	6,886
Borrowings	2,297	2,911	3,315	4,674	5,403
Total interest expense	6,845	8,931	10,013	11,817	12,289
Net interest income	24,590	24,563	24,104	22,445	21,496
Provision for loan losses	1,354	1,111	538	893	562
Net interest income after provision for loan losses	23,236	23,452	23,566	21,552	20,934
Non-interest income
Trust and investment management fee income	3,159	3,369	3,227	3,013	3,066
Customer service fees	2,439	3,112	2,791	2,553	2,618
Gain on sales of securities, net	1,351	135	80	157	—
Mortgage banking income	1,124	457	532	452	420
Bank-owned life insurance income	496	537	495	497	519
Customer derivative income	513	588	475	828	696
Other income	628	223	206	143	134
Total non-interest income	9,710	8,421	7,806	7,643	7,453
Non-interest expense
Salaries and employee benefits	11,909	11,884	11,432	11,364	11,685
Occupancy and equipment	3,860	4,420	4,113	3,415	3,300
(Gain) loss on sales of premises and equipment, net	(2)	92	(3)	—	21
Outside services	442	534	540	424	443
Professional services	337	672	370	707	570
Communication	194	289	114	189	283
Marketing	282	388	453	613	511
Amortization of intangible assets	256	256	240	207	207
Loss on debt extinguishment	1,351	—	1,096	—	—
Acquisition, conversion and other expenses	158	103	4,998	3,039	280
Other expenses	3,479	3,721	3,450	3,442	3,606
Total non-interest expense	22,266	22,359	26,803	23,400	20,906
Income before income taxes	10,680	9,514	4,569	5,795	7,481
Income tax expense	2,199	1,793	362	780	1,364
Net income	$8,481	$7,721	$4,207	$5,015	$6,117

Earnings per share:
Basic	$0.55	$0.50	$0.27	$0.32	$0.39
Diluted	0.55	0.50	0.27	0.32	0.39

Weighted average shares outstanding:
Basic	15,424	15,558	15,554	15,547	15,538
Diluted	15,441	15,593	15,602	15,581	15,586

F

BAR HARBOR BANKSHARES

AVERAGE YIELDS AND COSTS (Fully Taxable Equivalent - Annualized) - UNAUDITED

	Quarters Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
	2020	2020	2019	2019	2019
Earning assets
Commercial real estate	4.11%	4.46%	4.69%	4.74%	4.74%
Commercial and industrial	3.97	4.89	4.58	4.78	4.75
Residential	3.81	3.84	3.89	3.88	3.93
Consumer	3.81	5.20	4.84	5.13	5.21
Total loans	3.94	4.30	4.33	4.38	4.39
Securities and other	3.26	3.53	3.49	3.44	3.29
Total earning assets	3.81%	4.14%	4.15%	4.17%	4.13%

Funding liabilities
NOW	0.14%	0.40%	0.44%	0.51%	0.49%
Savings	0.15	0.25	0.20	0.21	0.21
Money market	0.40	1.01	1.17	1.37	1.44
Time deposits	1.94	1.92	2.06	2.16	2.11
Total interest-bearing deposits	0.81	1.08	1.19	1.33	1.32
Borrowings	1.51	2.10	2.30	2.62	2.74
Total interest-bearing liabilities	0.96%	1.28%	1.42%	1.65%	1.71%

Net interest spread	2.85	2.86	2.73	2.52	2.42
Net interest margin	3.00	3.06	2.95	2.75	2.65

G

BAR HARBOR BANKSHARES

AVERAGE BALANCES - UNAUDITED

	Quarters Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(in thousands)	2020	2020	2019	2019	2019
Assets
Commercial real estate	$952,264	$945,851	$928,445	$900,568	$846,921
Commercial and industrial	522,360	423,393	412,595	410,453	416,000
Residential real estate	1,117,608	1,141,908	1,156,215	1,154,552	1,176,583
Consumer	126,413	130,471	127,425	109,562	111,641
Total loans (1)	2,718,645	2,641,623	2,624,680	2,575,135	2,551,145
Securities and other (2)	648,185	661,848	683,939	732,925	779,072
Total earning assets	3,366,830	3,303,471	3,308,619	3,308,060	3,330,217
Cash and due from banks	114,232	57,751	67,642	62,999	52,728
Allowance for loan losses	(15,678)	(15,242)	(15,657)	(14,965)	(14,459)
Goodwill and other intangible assets	127,751	128,014	114,537	107,058	107,252
Other assets	213,986	187,765	179,512	178,804	170,340
Total assets	$3,807,121	$3,661,759	$3,654,653	$3,641,956	$3,646,078

Liabilities and shareholders' equity
NOW	$611,860	$570,127	$551,335	$487,506	$459,572
Savings	450,621	410,931	378,997	359,242	352,733
Money market	411,232	373,650	379,361	338,013	338,095
Time deposits	776,042	892,654	918,528	947,949	935,616
Total interest bearing deposits	2,249,755	2,247,362	2,228,221	2,132,710	2,086,016
Borrowings	612,538	556,824	571,936	708,222	789,953
Total interest-bearing liabilities	2,862,293	2,804,186	2,800,157	2,840,932	2,875,969
Non-interest-bearing demand deposits	472,688	406,951	418,324	368,100	349,322
Other liabilities	66,302	44,343	40,136	37,975	33,107
Total liabilities	3,401,283	3,255,480	3,258,617	3,247,007	3,258,398

Total shareholders' equity	405,838	406,279	396,036	394,949	387,680

Total liabilities and shareholders' equity	$3,807,121	$3,661,759	$3,654,653	$3,641,956	$3,646,078

(1)	Total loans include non-accruing loans.
(2)	Average balances for securities available-for-sale are based on amortized cost.

H

BAR HARBOR BANKSHARES

ASSET QUALITY ANALYSIS - UNAUDITED

	At or for the Quarters Ended
	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(in thousands)	2020	2020	2019	2019	2019
NON-PERFORMING ASSETS
Non-accruing loans:
Commercial real estate	$3,981	$2,227	$3,489	$8,519	$7,048
Commercial installment	1,790	1,996	1,836	2,077	2,081
Residential real estate	7,194	5,089	5,335	5,340	5,965
Consumer installment	1,023	744	890	743	861
Total non-accruing loans	13,988	10,056	11,550	16,679	15,955
Other real estate owned	2,318	2,205	2,236	2,455	2,351
Total non-performing assets	$16,306	$12,261	$13,786	$19,134	$18,306

Total non-accruing loans/total loans	0.51%	0.38%	0.44%	0.65%	0.62%
Total non-performing assets/total assets	0.43	0.33	0.38	0.53	0.50

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$15,297	$15,353	$15,353	$14,572	$13,997
Charged-off loans	(220)	(1,211)	(603)	(215)	(104)
Recoveries on charged-off loans	78	44	65	103	117
Net loans charged-off	(142)	(1,167)	(538)	(112)	13
Provision for loan losses	1,354	1,111	538	893	562
Balance at end of period	$16,509	$15,297	$15,353	$15,353	$14,572

Allowance for loan losses/total loans	0.60%	0.58%	0.58%	0.60%	0.57%
Allowance for loan losses/non-accruing loans	118	152	133	92	91

NET LOAN CHARGE-OFFS
Commercial real estate	$71	$(846)	$(92)	$1	$114
Commercial installment	(155)	(170)	(331)	62	(12)
Residential real estate	(20)	(1)	(16)	(124)	(65)
Consumer installment	(38)	(150)	(99)	(51)	(24)
Total, net	$(142)	$(1,167)	$(538)	$(112)	$13

Net charge-offs (QTD annualized)/average loans	0.02%	0.18%	0.08%	0.02%	0.03%
Net charge-offs (YTD annualized)/average loans	0.10	0.18	0.03	0.02	0.01

DELINQUENT AND NON-ACCRUING LOANS/ TOTAL LOANS
30-89 Days delinquent	0.28%	0.84%	0.74%	0.18%	0.29%
90+ Days delinquent and still accruing	0.04	0.08	0.01	0.03	—
Total accruing delinquent loans	0.32	0.92	0.75	0.21	0.29
Non-accruing loans	0.51	0.38	0.44	0.65	0.62
Total delinquent and non-accruing loans	0.83%	1.30%	1.19%	0.86%	0.91%

I

BAR HARBOR BANKSHARES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA - UNAUDITED

		At or for the Quarters Ended
		Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(in thousands)		2020	2020	2019	2019	2019
Net income		$8,481	$7,721	$4,207	$5,015	$6,117
Plus (less):
Gain on sale of securities, net		(1,351)	(135)	(80)	(157)	—
(Gain) loss on sale of premises and equipment, net		(2)	92	(3)	—	21
Loss on other real estate owned		—	31	20	146	—
Loss on debt extinguishment		1,351	—	1,096	—	—
Acquisition, restructuring and other expenses		158	103	4,998	3,039	280
Income tax expense (1)		(37)	(22)	(1,440)	(720)	(72)
Total core earnings (2)	(A)	$8,600	$7,790	$8,798	$7,323	$6,346

Net interest income	(B)	$24,590	$24,563	$24,104	$22,445	$21,496
Plus: Non-interest income		9,710	8,421	7,806	7,643	7,453
Total Revenue		34,300	32,984	31,910	30,088	28,949
Adj: Gain on sale of securities, net		(1,351)	(135)	(80)	(157)	—
Total core revenue (2)	(C)	$32,949	$32,849	$31,830	$29,931	$28,949

Total non-interest expense		22,266	22,359	26,803	23,400	20,906
Less: Gain (loss) on sale of premises and equipment, net		2	(92)	3	—	(21)
Less: Loss on other real estate owned		—	(31)	(20)	(146)	—
Less: Loss on debt extinguishment		(1,351)	—	(1,096)	—	—
Less: Acquisition, conversion and other expenses		(158)	(103)	(4,998)	(3,039)	(280)
Core non-interest expense (2)	(D)	$20,759	$22,133	$20,692	$20,215	$20,605

(in millions)
Total average earning assets	(E)	$3,367	$3,306	$3,309	$3,308	$3,330
Total average assets	(F)	3,807	3,662	3,655	3,642	3,646
Total average shareholders' equity	(G)	406	406	396	395	388
Total average tangible shareholders' equity (2) (3)	(H)	278	278	281	288	280
Total tangible shareholders' equity, period-end (2) (3)	(I)	277	276	269	287	283
Total tangible assets, period-end (2) (3)	(J)	3,653	3,549	3,542	3,506	3,580

(in thousands)
Total common shares outstanding, period-end	(K)	15,214	15,587	15,558	15,549	15,544
Average diluted shares outstanding	(L)	15,441	15,593	15,602	15,581	15,586

Core earnings per share, diluted (2)	(A/L)	$0.56	$0.50	$0.56	$0.47	$0.41
Tangible book value per share, period-end (2)	(I/K)	18.18	17.70	17.30	18.49	18.23
Securities adjustment, net of tax (1) (4)	(M)	11,412	9,560	5,549	8,002	5,550
Tangible book value per share, excluding securities adjustment (2)	(I+M)/K	17.43	17.09	16.94	17.98	17.88
Total tangible shareholders' equity/total tangible assets (2)	(I/J)	7.57	7.77	7.60	8.20	7.92

J

BAR HARBOR BANKSHARES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND SUPPLEMENTARY DATA - UNAUDITED

		At or for the Quarters Ended
		Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(in thousands)		2020	2020	2019	2019	2019
Performance ratios (5)
GAAP return on assets		0.90%	0.85%	0.46%	0.55%	0.67%
Core return on assets (2)	(A/F)	0.91	0.86	0.96	0.80	0.70
GAAP return on equity		8.40	7.64	4.21	5.04	6.33
Core return on equity (2)	(A/G)	8.52	7.71	8.81	7.36	6.57
Core return on tangible equity (2) (6)	(A+Q)/H	12.72	11.54	12.66	10.31	9.30
Efficiency ratio (2) (7)	(D-O-Q)/(C+N)	60.67	64.82	62.56	65.02	68.48
Net interest margin	(B+P)/E	3.00	3.06	2.95	2.75	2.65

Supplementary data (in thousands)
Taxable equivalent adjustment for efficiency ratio	(N)	$646	$719	$674	$658	$676
Franchise taxes included in non-interest expense	(O)	120	119	119	119	111
Tax equivalent adjustment for net interest margin	(P)	490	551	516	503	514
Intangible amortization	(Q)	256	256	240	207	207

(1)	Assumes a marginal tax rate of 23.87% for the first half of 2020 and the fourth quarter of 2019 and 23.78% in the first three quarters of 2019.
(2)	Non-GAAP financial measure.
(3)	Tangible shareholders' equity is computed by taking total shareholders' equity less the intangible assets at period-end. Tangible assets is computed by taking total assets less the intangible assets at period-end.
(4)	Securities adjustment, net of tax represents the total unrealized loss on available-for-sale securities recorded on the Company's consolidated balance sheets within total common shareholders' equity.
(5)	All performance ratios are based on average balance sheet amounts, where applicable.
(6)	Adjusted return on tangible equity is computed by taking core earnings divided by shareholders’ equity less the tax-effected amortization of intangible assets, assuming a marginal rate of 23.87% for the first half of 2020 and the fourth quarter of 2019, and 23.78% in the first three quarters of 2019.
(7)	Efficiency ratio is computed by dividing core non-interest expense net of franchise taxes and intangible amortization divided by core revenue on a fully taxable equivalent basis.

K